Exhibit 99.1

URBAN OUTFITTERS, INC.

Fourth Quarter Results

Philadelphia, PA – March 5, 2019

For Immediate Release	Contact:	Oona McCullough
Director of Investor Relations
(215) 454-4806

URBN Reports Record Q4 Sales and EPS

PHILADELPHIA, PA, March 5, 2019 – Urban Outfitters, Inc. (NASDAQ:URBN), a leading lifestyle products and services company which operates a portfolio of global consumer brands comprised of Anthropologie, BHLDN, Free People, Terrain and Urban Outfitters brands and the Food and Beverage division, today announced net income of $86 million and $298 million for the three months and year ended January 31, 2019, respectively. Earnings per diluted share were $0.80 and $2.72 for the three months and year ended January 31, 2019, respectively.

Total Company net sales for the three months ended January 31, 2019, increased 3.7% over the same period last year to a record $1.13 billion. Comparable Retail segment net sales increased 3%, driven by double-digit growth in the digital channel, partially offset by negative retail store sales. By brand, comparable Retail segment net sales increased 4% at Free People, 4% at Urban Outfitters and 2% at the Anthropologie Group. Wholesale segment net sales increased 3%.

For the year ended January 31, 2019, total Company net sales increased to $4.0 billion, or 9.3%, over the prior year. Comparable Retail segment net sales increased 8%, driven by double-digit growth in the digital channel and positive retail store sales. Wholesale segment net sales increased 10%.

“The fourth quarter closed what was an incredibly successful year for URBN and all of our brands,” said Richard A. Hayne, Chief Executive Officer. “I want to thank our associates worldwide for producing a record year and for their dedication, drive and creativity,” finished Mr. Hayne.

Net sales by brand and segment for the three and twelve-month periods were as follows:

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2019	2018	2019	2018
Net sales by brand
Urban Outfitters	$447,525	$433,924	$1,528,717	$1,396,420
Anthropologie Group	464,609	447,184	1,598,000	1,472,769
Free People	209,315	201,659	799,205	721,966
Food and Beverage	7,499	6,352	24,701	24,859
Total Company	$1,128,948	$1,089,119	$3,950,623	$3,616,014

Net sales by segment
Retail Segment	$1,047,710	$1,010,188	$3,604,170	$3,299,714
Wholesale Segment	81,238	78,931	346,453	316,300
Total Company	$1,128,948	$1,089,119	$3,950,623	$3,616,014

For the three months ended January 31, 2019, the gross profit rate improved by 172 basis points and the adjusted gross profit rate improved by 99 basis points versus the prior year’s comparable period. The increase in adjusted gross profit rate was primarily driven by better maintained margin from lower markdown rates and improved initial mark-ups. Anthropologie delivered the most significant improvement, followed by Urban Outfitters. Store occupancy also leveraged due in part to the positive comparable Retail segment net sales. For the year ended January 31, 2019, the gross profit rate improved by 158 basis points versus the prior year’s comparable period. The improvement in gross profit rate was driven by lower markdowns at all three brands and leverage in store occupancy cost due to Retail segment comparable net sales.

As of January 31, 2019, total inventory increased by $19.1 million, or 5.4%, on a year-over-year basis. Comparable Retail segment inventory increased 3% at cost.

For the three months ended January 31, 2019, selling, general and administrative expenses increased by $8.5 million, or 3.4%, compared to the prior year’s comparable period. For the three months ended January 31, 2019, adjusted selling, general and administrative expenses, increased by $10.5 million, or 4.2%, compared to the prior year’s comparable period and expressed as a percentage of net sales, deleveraged 13 basis points. For the year ended January 31, 2019, selling, general and administrative expenses increased by $49.8 million, or 5.4%, compared to the prior year’s comparable period and expressed as a percentage of net sales, leveraged 88 basis points. The leverage for the year ended January 31, 2019, was primarily driven by the net sales growth and further benefited from continued savings associated with the fiscal 2018 store reorganization project and the nonrecurring store reorganization expenses incurred in the prior year. The dollar growth in selling, general and administrative expenses in both periods was primarily due to increased direct selling and marketing expenses to support and drive the increase in Retail segment net sales and higher bonus and share-based compensation expense.

The Company’s effective tax rate for the three months ended January 31, 2019, was 25.1% compared to 98.6% in the prior year period. The effective tax rate for the year ended January 31, 2019, was 22.7% compared to 58.6% in the prior year comparable period. The decrease in the effective tax rate for the three months and year ended January 31, 2019, was primarily due to a one-time tax expense of $64.7 million related to the comprehensive United States tax legislation commonly referred to as the Tax Cuts and Jobs Act (“Tax Act”) in the fourth quarter of fiscal 2018. This non-recurring tax expense was due to the deemed repatriation transition tax on our unremitted foreign earnings and the revaluation of our net U.S. deferred tax assets as a result of the lower federal rate enacted as part of the Tax Act.

Net income for the three months and year ended January 31, 2019, was $86 million and $298 million, respectively, and earnings per diluted share was $0.80 and $2.72, respectively.

On August 22, 2017, the Company’s Board of Directors authorized the repurchase of 20 million common shares under a share repurchase program, of which 14.4 million common shares were remaining as of January 31, 2019. During the year ended January 31, 2019, the Company repurchased and subsequently retired 3.5 million common shares for approximately $121 million under this program. During the year ended January 31, 2018, the Company repurchased and subsequently retired 2.1 million common shares for approximately $46 million under this program. Additionally, during the year ended January 31, 2018, the Company repurchased and subsequently retired 6.0 million common shares for approximately $111 million under a share repurchase program authorized by the Company’s Board of Directors on February 23, 2015, completing such share repurchase program in August 2017.

During the year ended January 31, 2019, the Company opened a total of 18 new retail locations including: 6 Free People stores, 5 Urban Outfitters stores, 4 Anthropologie Group stores and 3 Food and Beverage restaurants; and closed 11 retail locations including: 5 Urban Outfitters stores, 3 Anthropologie Group stores and 3 Free People stores. During the year ended January 31, 2019, 5 franchisee-owned stores were opened including: 4 Urban Outfitters stores and 1 Free People store.

Urban Outfitters, Inc., offers lifestyle-oriented general merchandise and consumer products and services through a portfolio of global consumer brands comprised of 245 Urban Outfitters stores in the United States, Canada and Europe and websites; 227 Anthropologie Group stores in the United States, Canada and Europe, catalogs and websites; 135 Free People stores in the United States, Canada and Europe, catalogs and websites, 13 Food and Beverage restaurants, 4 Urban Outfitters franchisee-owned stores and 1 Free People franchisee-owned store, as of January 31, 2019. Free People, Anthropologie Group and Urban Outfitters wholesale sell their products through approximately 2,200 department and specialty stores worldwide, digital businesses and the Company’s Retail segment.

A conference call will be held today to discuss fourth quarter results and will be webcast at 5:00 pm. ET at: https://edge.media-server.com/m6/p/njvoyf8x

This news release is being made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Certain matters contained in this release may constitute forward-looking statements. When used in this release, the words “project,” “believe,” “plan,” “will,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any one, or all, of the following factors could cause actual financial results to differ materially from those financial results mentioned in the forward-looking statements: the difficulty in predicting and responding to shifts in fashion trends, changes in the level of competitive pricing and promotional activity and other industry factors, overall economic and market conditions and worldwide political events and the resultant impact on consumer spending patterns, the effects of the implementation of the United Kingdom's referendum to withdraw membership from the European Union (commonly referred to as “Brexit”), including currency fluctuations, economic conditions, and legal or regulatory changes, any effects of war, terrorism and civil unrest, natural disasters or severe or unseasonable weather conditions, increases in labor costs, increases in raw material costs, availability of suitable retail space for expansion, timing of store openings, risks associated with international expansion, seasonal fluctuations in gross sales, the departure of one or more key senior executives, import risks, changes to U.S. and foreign trade policies, including the enactment of tariffs, border adjustment taxes or increases in duties or quotas, the closing or disruption of, or any damage to, any of our distribution centers, our ability to protect our intellectual property rights, risks associated with digital sales, our ability to maintain and expand our digital sales channels, response to new store concepts, our ability to integrate acquisitions, failure of our manufacturers and third-party vendors to comply with our social compliance program, changes in our effective income tax rate, the impact of the U.S. Tax Cuts and Jobs Act, changes in accounting standards and subjective assumptions, regulatory changes and legal matters and other risks identified in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any intent or obligation to update forward-looking statements even if experience or future changes make it clear that actual results may differ materially from any projected results expressed or implied therein.

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(Tables follow)

URBAN OUTFITTERS, INC.

Condensed Consolidated Statements of Income

(amounts in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2019	2018	2019	2018

Net sales	$1,128,948	$1,089,119	$3,950,623	$3,616,014
Cost of sales	756,438	748,481	2,603,911	2,440,507
Gross profit	372,510	340,638	1,346,712	1,175,507
Selling, general and administrative expenses	258,302	249,850	965,399	915,615
Income from operations	114,208	90,788	381,313	259,892
Other income, net	1,179	301	4,240	1,474
Income before income taxes	115,387	91,089	385,553	261,366
Income tax expense	28,973	89,771	87,550	153,103
Net income	$86,414	$1,318	$298,003	$108,263

Net income per common share:
Basic	$0.81	$0.01	$2.75	$0.97
Diluted	$0.80	$0.01	$2.72	$0.96

Weighted-average common shares outstanding:
Basic	107,119,657	108,248,440	108,303,594	111,887,308
Diluted	108,389,723	109,214,592	109,706,007	112,367,924

AS A PERCENTAGE OF NET SALES
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales	67.0%	68.7%	65.9%	67.5%
Gross profit	33.0%	31.3%	34.1%	32.5%
Selling, general and administrative expenses	22.9%	23.0%	24.4%	25.3%
Income from operations	10.1%	8.3%	9.7%	7.2%
Other income, net	0.1%	0.1%	0.1%	0.0%
Income before income taxes	10.2%	8.4%	9.8%	7.2%
Income tax expense	2.5%	8.3%	2.3%	4.2%
Net income	7.7%	0.1%	7.5%	3.0%

URBAN OUTFITTERS, INC.

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	January 31,	January 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$358,260	$282,220
Marketable securities	279,232	165,125
Accounts receivable, net of allowance for doubtful accounts
of $1,499 and $1,326, respectively	80,461	76,962
Inventory	370,507	351,395
Prepaid expenses and other current assets	114,296	103,055
Total current assets	1,202,756	978,757

Property and equipment, net	796,029	813,768
Marketable securities	57,292	58,688
Deferred income taxes and other assets	104,438	101,567
Total Assets	$2,160,515	$1,952,780

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$144,414	$128,246
Accrued expenses, accrued compensation and other current liabilities	242,230	231,968
Total current liabilities	386,644	360,214
Long-term debt	—	—
Deferred rent and other liabilities	284,773	291,663
Total Liabilities	671,417	651,877

Shareholders’ equity:
Preferred shares; $.0001 par value, 10,000,000 shares authorized, none issued	—	—
Common shares; $.0001 par value, 200,000,000 shares authorized,
105,642,283 and 108,248,568 issued and outstanding,
respectively	11	11
Additional paid-in-capital	—	684
Retained earnings	1,516,190	1,310,859
Accumulated other comprehensive loss	(27,103)	(10,651)
Total Shareholders’ Equity	1,489,098	1,300,903
Total Liabilities and Shareholders’ Equity	$2,160,515	$1,952,780

Important Information Regarding Non-GAAP Financial Measures

In addition to evaluating the financial condition and results of our operations in accordance with U.S. generally accepted accounting principles (“GAAP”), from time to time our management evaluates and analyzes results and any impact on the Company of certain events outside of normal, or “core,” business and operations, by considering adjusted financial measures not prepared in accordance with GAAP. Examples of items that we consider non-core include impairment charges, gains or losses on the disposal of our stores or restaurant locations and the nonrecurring impact of the comprehensive United States tax legislation commonly referred to as the Tax Cuts and Jobs Act. In order to improve the transparency of our disclosures, provide a meaningful presentation of results from our core business operations and improve period-over-period comparability, we have included certain adjusted financial measures that exclude the impact of these non-core business items.

We believe these adjusted financial measures are important indicators of our recurring results of operations because they exclude items that may not be indicative of, or are unrelated to, our underlying results of operations and provide a useful baseline for analyzing trends in our underlying business. Management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the Company’s financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company’s financial position, results of operations or cash flows and should therefore be considered in assessing the Company’s actual and future financial condition and performance. These adjusted financial measures are not consistent with GAAP and may not be calculated the same as similarly titled measures used by other companies.

URBAN OUTFITTERS, INC.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands, except per share data)

(unaudited)

Reconciliation of Adjusted Gross Profit:
	Three Months Ended
	January 31,
	2019		2018
	$'s	% of Net Sales	$'s	% of Net Sales

Gross profit (GAAP)	$372,510	33.0%	$340,638	31.3%
Adjustments:
Impairment charges (a)	3,544		11,410
Adjusted gross profit (Non-GAAP)	$376,054	33.3%	$352,048	32.3%

Reconciliation of Adjusted Selling, General and Administrative Expenses:
	Three Months Ended
	January 31,
	2019		2018
	$'s	% of Net Sales	$'s	% of Net Sales

Selling, general and administrative expenses (GAAP)	$258,302	22.9%	$249,850	23.0%
Adjustments:
Loss on disposal of restaurant (b)	—		(2,061)
Adjusted selling, general and administrative expenses (Non-GAAP)	$258,302	22.9%	$247,789	22.7%

Reconciliation of Income from Operations:
	Three Months Ended
	January 31,
	2019		2018
	$'s	% of Net Sales	$'s	% of Net Sales

Income from operations (GAAP)	$114,208	10.1%	$90,788	8.3%
Adjustments:
Impairment charges (a)	3,544		11,410
Loss on disposal of restaurant (b)	—		2,061
Adjusted income from operations (Non-GAAP)	$117,752	10.4%	$104,259	9.6%

URBAN OUTFITTERS, INC.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands, except per share data)

(unaudited)

Reconciliation of Adjusted Net Income and Adjusted EPS:
	Three Months Ended
	January 31,
	2019		2018
	$'s	% of Net Sales	$'s	% of Net Sales

Net income (GAAP)	$86,414	7.7%	$1,318	0.1%
Adjustments:
Impairment charges (a)	3,544		11,410
Loss on disposal of restaurant (b)	—		2,061
Provision for income taxes on adjustments (c)	(920)		(4,450)
Impact of Tax Cuts and Jobs Act, net (d)	1,197		64,705
Adjusted net income (Non-GAAP)	$90,235	8.0%	$75,044	6.9%

Diluted EPS (GAAP)	$0.80		$0.01
Adjustments, net of tax	0.03		0.68
Adjusted diluted EPS (Non-GAAP)	$0.83		$0.69

(a) Impairment charges relate to four retail locations during the three months ended January 31, 2019 and ten retail locations during the three months ended January 31, 2018. The Company assessed the current and future performance of its retail locations and it was determined that these locations would not be able to generate sufficient cash flow over the expected remaining lease term to recover the carrying value of the respective assets.

(b) During the three months ended January 31, 2018, the Company disposed of one of the restaurants it previously acquired as part of the purchase of certain assets of the Vetri Family group of restaurants in fiscal 2017. Included in the loss on disposal was a reduction of goodwill of the Food and Beverage division recorded in connection with the purchase of certain assets of the Vetri Family group of restaurants.

(c) The income tax impact of non-GAAP adjustments is calculated using the estimated tax rate in effect for the respective non-GAAP adjustments.

(d) During the three months ended January 31, 2018, the Company recorded one-time charges for the effects of the Tax Act. During the three months ended January 31, 2019, the Company recorded an additional tax expense to adjust its initial provisional estimates for the Tax Act in its provision for income taxes.